INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. ___)

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Check the appropriate box:

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|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e) (2))

                     Standish, Ayer & Wood Investment Trust
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                (Name of Registrant as Specified in its Charter)


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                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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

                     Standish, Ayer & Wood Investment Trust
                              One Financial Center
                                Boston, MA 02111
                                 (800) 221-4795

November 15, 1999

      Re: Standish Small Capitalization Equity Fund II

Dear Shareholder:

I am writing to ask for your vote on a proposal to authorize your fund (Standish Small Capitalization Equity Fund II) to approve a new investment advisory agreement between Standish Small Capitalization Equity Portfolio (the "Portfolio") and Standish, Ayer & Wood, Inc. ("Standish"), the portfolio's investment adviser, increasing the rate at which management fees are payable to Standish from 0.60% to 0.80% of the fund's average daily net assets. Your fund is a feeder fund in the "master-feeder" structure and, accordingly, invests all its assets in the Portfolio, the master fund. The actual management of your fund's assets occurs at the Portfolio level.

The increased fee rate is proposed only after a great deal of thought and analysis on the part of Standish and your fund's Board of Trustees. Standish and the Board of Trustees have carefully examined the investment advisory fees, investment performance and expense ratios of your fund compared with those of similar funds. Your fund has had above average performance for both its most recent one-year and since-inception periods. Nevertheless, the investment advisory fee rate payable to Standish is significantly lower than that payable by the majority of similar funds.

The importance of updating the Portfolio's investment advisory fee rate is underscored by the increased complexity in recent years of the domestic small capitalization equity market, and increased competition among small cap institutional funds. In this environment, Standish must be able to attract and retain quality investment personnel and to capitalize on advances in technology and research. Standish believes that the fee rate increase is necessary in order for your fund to maintain and enhance the resources needed to permit the fund to compete effectively with other funds in its peer group. Standish and your fund's Board of Trustees recommend that you vote in favor of this proposal.

The enclosed proxy statement therefore solicits your vote in favor of the new investment advisory fee rate, which Standish and your fund's Board of Trustees believe is fair and reasonable compared to the fees paid by similar funds to high quality fund managers. In fact, if you approve the proposed investment advisory agreement, the investment advisory fee rate payable to Standish (0.80% of average daily net assets) would still be lower than the median fee rate payable to the mutual funds included in the Lipper Small Cap Institutional Funds universe (0.83% of average daily net assets). In addition, because Standish voluntarily waives its advisory fee and/or reimburses other expenses to the extent the fund's total expense ratio would exceed 1.00%, the proposed advisory fee increase would not result in higher advisory fees paid by the Portfolio or borne by the fund for as long as the current expense cap remains in place.

We urge you to read carefully the more detailed explanation of this proposal in the enclosed proxy statement. In addition, we would be happy to talk with you about the proposal. Please call your investment manager at Standish or Michael Fechter, Executive Vice President of Client Service, or Lavinia Chase, Director of Client Service for the Standish Mutual Funds, at (800) 221-4795.

Your vote is important to us. In order for us to obtain a quorum at the meeting, it is important that your shares be represented. Therefore, I urge you to cast your vote on the proposal contained in the Proxy Statement and return our completed proxy card promptly in the enclosed self-addressed return envelope.

Sincerely,

Richard S. Wood
President
Standish, Ayer & Wood Investment Trust

                     Standish, Ayer & Wood Investment Trust
                              One Financial Center
                                Boston, MA 02111
                                 (800) 221-4795

November 15, 1999

      Re:  Standish Small Capitalization Equity Fund II

Dear Shareholder:

I am writing to ask for your vote on a proposal to authorize your fund (Standish Small Capitalization Equity Fund II) to approve a new investment advisory agreement between Standish Small Capitalization Equity Portfolio (the "Portfolio") and Standish, Ayer & Wood, Inc. ("Standish"), the portfolio's investment adviser, increasing the rate at which management fees are payable to Standish from 0.60% to 0.80% of the fund's average daily net assets. Your fund is a feeder fund in the "master-feeder" structure and, accordingly, invests all its assets in the Portfolio, the master fund. The actual management of your fund's assets occurs at the Portfolio level.

The increased fee rate is proposed only after a great deal of thought and analysis on the part of Standish and your fund's Board of Trustees. Standish and the Board of Trustees have carefully examined the investment advisory fees, investment performance and expense ratios of your fund compared with those of similar funds. Your fund has had above average performance for both its most recent one-year and since-inception periods. Nevertheless, the investment advisory fee rate payable to Standish is significantly lower than that payable by the majority of similar funds.

The importance of updating the Portfolio's investment advisory fee rate is underscored by the increased complexity in recent years of the domestic small capitalization equity market, and increased competition among small cap institutional funds. In this environment, Standish must be able to attract and retain quality investment personnel and to capitalize on advances in technology and research. Standish believes that the fee rate increase is necessary in order for your fund to maintain and enhance the resources needed to permit the fund to compete effectively with other funds in its peer group. Standish and your fund's Board of Trustees recommend that you vote in favor of this proposal.

The enclosed proxy statement therefore solicits your vote in favor of the new investment advisory fee rate, which Standish and your fund's Board of Trustees believe is fair and reasonable compared to the fees paid by similar funds to high quality fund managers. In fact, if you approve the proposed investment advisory agreement, the investment advisory fee rate payable to Standish (0.80% of average daily net assets) would still be lower than the median fee rate payable to the mutual funds included in the Lipper Small Cap Institutional Funds universe (0.83% of average daily net assets). In addition, because Standish voluntarily waives its advisory fee and/or reimburses other expenses to the extent the fund's total expense ratio would exceed 1.00%, the proposed advisory fee increase would not result in higher advisory fees paid by the Portfolio or borne by the fund for as long as the current expense cap remains in place.

We urge you to read carefully the more detailed explanation of these proposals in the enclosed proxy statement. In addition, we encourage you to discuss this proxy with your investment advisor and/or call us directly with any questions. Standish representatives may be reached at (800) 221-4795.

Your vote is important to us. In order for us to obtain a quorum at the meeting, it is important that your shares be represented. Therefore, I urge you to cast your vote on the proposal contained in the Proxy Statement and return our completed proxy card promptly in the enclosed self-addressed return envelope.

Sincerely,

Richard S. Wood
President
Standish, Ayer & Wood Investment Trust

                  STANDISH SMALL CAPITALIZATION EQUITY FUND II
                                   a series of
                      Standish Ayer & Wood Investment Trust
                              One Financial Center
                           Boston, Massachusetts 02111
                                 1-800-221-4795

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         SCHEDULED FOR DECEMBER 20, 1999

      This is the formal agenda for your fund's shareholder meeting. It tells you the matters that you will be asked to vote on and the time and place of the meeting, in case you want to attend in person.

      Your fund invests all of its investible assets in the Standish Small Capitalization Equity Portfolio II which has the identical investment objective as your fund. Because your fund operates in the master-feeder structure, you will be asked to vote your shares of the fund to approve the first proposal with regard to the Portfolio's investment advisory agreement.

      To the shareholders of Standish Small Capitalization Equity Fund II:

      A meeting of shareholders of your fund will be held at the offices of Standish, Ayer & Wood, Inc., One Financial Center, 26th Floor, Boston, Massachusetts 02111, on December 20, 1999, at 2:00 p.m. EST, to consider the following:

      1. A proposal to authorize the fund to approve a new investment advisory agreement between Standish, Ayer & Wood Master Portfolio, on behalf of its series, Standish Small Capitalization Equity Portfolio II (the "Portfolio"), and Standish, Ayer & Wood, Inc., the Portfolio's investment adviser ("Standish"), increasing the rate at which investment advisory fees are payable to Standish; and

      2. Any other business that may properly come before the meeting.

      Shareholders of record as of the close of business on October 18, 1999 are entitled to vote at the meeting and any related follow-up meetings.

                                          By order of the Board of Trustees,
                                          Anne P. Herrmann, Secretary

Boston, Massachusetts
November 15, 1999

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY CARD.

                                 PROXY STATEMENT
                                       OF
                  STANDISH SMALL CAPITALIZATION EQUITY FUND II
                                   a series of
                      Standish Ayer & Wood Investment Trust
                              One Financial Center
                           Boston, Massachusetts 02111
                                 1-800-221-4795

                         SPECIAL MEETING OF SHAREHOLDERS

      This proxy statement contains the information that you should have before voting on the proposals as summarized below.

                                  INTRODUCTION

      This proxy statement is being used by the board of trustees of Standish, Ayer & Wood Investment Trust (the "Trust") to solicit proxies to be voted at a special meeting of shareholders of your fund (Standish Small Capitalization Equity Fund II). This meeting will be held at the offices of Standish, Ayer & Wood, Inc., One Financial Center, 26th Floor, Boston, Massachusetts 02111, at 2:00 p.m. EST, on Monday, December 20, 1999, and at any adjournments of the meeting to a later date. The purposes of this meeting are to consider:

      1. A proposal to authorize the fund to approve a new investment advisory agreement between the Standish Small Capitalization Equity Portfolio II (the "Portfolio") and Standish, Ayer & Wood, Inc., the portfolio's investment adviser ("Standish"), increasing the rate at which investment advisory fees are payable to Standish; and

      2. Any other business that may properly come before the meeting.

      This proxy statement and enclosed proxy are being mailed to shareholders on or about November 15, 1999. The fund's annual report for the fiscal year ended September 30, 1998 and semi-annual report for the six month period ended March 31, 1999 were previously mailed to shareholders. The fund will furnish without charge an additional copy of its annual report or semiannual report to any shareholder upon request. Shareholders who want to obtain a copy of these reports should direct all written requests to the attention of the fund, at the address listed above, or should call 1-800-221-4795.

Who is eligible to vote?

      Shareholders of record of the fund as of the close of business on October 18, 1999 (the "record date") are entitled to vote on all of the fund's business at the meeting or any adjournments thereof. Each share is entitled to one vote and each fractional share is entitled to a corresponding fractional vote. Shares represented by properly executed proxies, unless revoked before or at the meeting, will be voted according to shareholders' instructions. If you sign a proxy, but do not fill in a vote, your shares will be voted to approve the proposals. If any other business comes before the meeting, your shares will be voted at the discretion of the persons named as proxies.

How does voting in the master-feeder structure work?

      Your fund is a feeder fund in the "master-feeder" structure. This means that your fund invests all of its investible assets in the Portfolio. The Portfolio is a series of the Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust") and has the same investment objective as your fund. In the master-feeder structure, it is the master fund that invests the assets of the feeder funds (that are invested in the master fund) by buying and selling securities. Because your fund's assets are invested in securities at the Portfolio level, the investment advisory agreement is between Standish and the Portfolio rather than between Standish and the fund. The fund has previously agreed with the Portfolio that, in connection with any proposal to be considered at a meeting of holders of interests in the Portfolio, the fund generally would call a meeting of its shareholders on the same proposals and would vote its interest in the Portfolio in proportion with the votes received from its own shareholders. Accordingly, when you vote on this proposal, you are in effect voting to tell your fund how to vote as an interestholder of the Portfolio. At a separate meeting of the Portfolio to be held immediately following the fund shareholders' meeting, your fund will vote its shares for or against the Portfolio proposal in direct proportion to the vote it receives from all of its shareholders. Because your fund owns nearly 100% of the Portfolio, the fund's vote will necessarily determine whether the proposal is approved at the Portfolio level.

PROPOSAL 1

                 APPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT

Summary

      Standish, Ayer & Wood, Inc. ("Standish"), One Financial Center, Boston, Massachusetts 02111, has served as investment adviser to the Portfolio since its inception on December 23, 1996 pursuant to an investment advisory agreement of that date (the "existing contract"). Standish is a Massachusetts corporation incorporated in 1933 and is registered as an investment adviser under the Investment Advisers Act of 1940.

      Standish provides fully discretionary management services and counseling and advisory services to a broad range of clients throughout the United States, including mutual funds, pension plans, endowments, foundations, and high net worth individuals. Together with its affiliate, Standish International Management Company, L.P., Standish has over $45 billion in assets under management for clients. Standish is independently owned and operated by twenty-three investment and other professionals employed by the firm. See the Appendix to this proxy statement for more information concerning the ownership and control of Standish.

      At a meeting of the combined board of trustees of the Trust and the Portfolio Trust held on October 12, 1999, the trustees, including all of the trustees who are not "interested persons" of the fund, the Portfolio or Standish, unanimously approved and voted to recommend that the shareholders of the fund and the interestholders of the Portfolio approve a proposal to adopt a new investment advisory agreement between Standish and the Portfolio (the "proposed contract"). Under the proposed contract, there would be an increase in the rate of investment advisory fees paid by the Portfolio to Standish. Because all of the expenses of the Portfolio are allocated pro rata to its interestholders, the fund's expense ratio would increase to match the increase in the investment advisory fee rates. Specifically, the fee payable to Standish would be increased from 0.60% to 0.80% of the Portfolio's average daily net assets or 20 cents per $100 invested in the Portfolio.

      Standish believes the proposed investment advisory fee is appropriate for the following reasons:

      o the fund has significantly outperformed both its benchmark and the median comparable mutual fund since its inception;

      o the Portfolio's existing advisory fee of 0.60% of the Portfolio's average daily net assets is well below the 0.83% median fee paid by comparable mutual funds;

      o the proposed fee of 0.80% would also be lower than the median fee of comparable mutual funds;

      o there has been a significant increase in the complexity, competitiveness and costs involved in managing a mutual fund focusing on domestic small capitalization stocks; and

      o the proposed fee will provide Standish with the resources necessary to better enable Standish to attract and retain high quality investment professionals and to invest in the advanced technology and systems needed to maintain and enhance the present level of service to the fund's shareholders.

Discussion:

Rationale for the Increase in Investment Advisory Fee

      Strong Performance. Standish believes the proposed increase in investment advisory fee is justified in part by the fund's strong historical performance. The following table compares the total return of the fund for the periods ended September 30, 1999 to the total return during the same periods for the Russell 2000 Growth Index, the fund's benchmark, and for the mutual funds in the Lipper Institutional Small Cap Funds universe, which consists of funds that have a small capitalization growth orientation similar to that of the fund. As indicated below the fund has significantly outperformed both its benchmark and the median fund in its competitive universe.

                                  Standish Small
                                  Capitalization   Russell 2000
                                  Equity Fund II*  Growth Index  Lipper Universe
                                  ---------------  ------------  ---------------
      One year                         72.14%         32.64%          27.17%

      Since Inception (12/23/96)       29.06%          8.38%           9.09%

      ----------
      *The Adviser voluntarily did not impose all or a portion of its fee and reimbursed the fund for a portion of its expenses for various periods since the fund's inception. Had the Adviser not taken these actions, the fund' performance would be lower.

      Increased Complexity, Competition and Costs. Standish also believes the proposed increase is necessary in light of the increased complexity, competition and costs involved in managing a mutual fund focusing on domestic small cap stocks.

      The complexity arises in part from the growth in the number of issues in the small cap sector, including a significant growth trend in the number of initial public offerings. This complexity is heightened by the need for Standish to search continually for new investment opportunities as many such companies appreciate beyond the small cap sector. Finally, the small capitalization sector is increasingly dominated by companies offering technologically complex products and services. Investing successfully in this sector requires a strong understanding of the industries in which these companies compete, and the often highly technical factors relating to product or service design and supply and demand which make some companies more likely to outperform their competitors.

      The growth of the small cap sector has in turn led to a significant increase in the number of funds focusing on this market. To continue to grow, the fund effectively must compete for assets by seeking to outperform an ever increasing number of funds.

      These factors have in turn resulted in increased costs to Standish of managing the Portfolio. Standish must increasingly invest in technology and personnel to analyze individual companies and industry trends in this growing and rapidly changing high-technology oriented market. The growth in the number of funds has also placed upward pressure on compensation levels for qualified portfolio managers and analysts in this area. To continue to retain and attract high quality professionals, Standish must remain competitive in its compensation and benefits structure. Partly as a result of these cost related pressures, Standish has incurred a net loss (advisory fee revenues less operations expenses) in managing the fund and the Portfolio since their inception. Standish receives no revenues from the fund other than the advisory fee paid by the Portfolio. Accordingly, the advisory fee alone compensates Standish for providing the personnel, equipment, office space necessary for the management of the fund's investments, compliance with regulatory requirements, and a variety of administrative functions. (See "Portfolio Transactions" below for a discussion of the Adviser's receipt of soft dollar benefits.)

      Standish does not believe the existing fee will over time provide for the appropriate resources to enable it to attract and retain the quality personnel and to provide the advanced technology and systems necessary to maintain and enhance the present level of service and performance to the fund's shareholders. Standish believes the proposed increase in fee would provide the resources necessary to better enable Standish to address these challenges.

      Below Average Advisory Fee. Standish also believes the proposed fee increase is reasonable and appropriate in light of the fees incurred by other funds. The Portfolio pays Standish an advisory fee that is significantly lower than the median fee paid by similar funds. During the 12 months ended September 30, 1999, the Portfolio paid Standish an investment advisory fee at an annual rate of 0.60% of average daily net assets. The median investment advisory fee for mutual funds in the Lipper Small Cap Institutional Funds group universe is 0.83% of average daily net assets. If the proposed increase in the Portfolio's investment advisory fee is approved, the Portfolio would pay Standish a fee of 0.80% annually of average daily net assets. Consequently, the Portfolio currently pays at a rate that is substantially below the median for its peer group and, if the proposed contract is approved, the Portfolio would pay Standish a fee that is still below the median fee for the fund's peer group.

      Because the fund is still quite young and has a relatively small asset base, the fund's total expense ratio, without any subsidization by Standish, would currently be above the median expense ratio of comparable funds in the Lipper universe. The reason the fund's total expense ratio would be above the median while the investment advisory fee rate is lower than the median is that the fund has not yet been able to grow to a sufficient size to be able to take advantage of economies of scale to spread certain of the fund's other expenses, such as accounting and custodial fees and expenses, some of which are fixed amounts, over a much larger asset base. Standish believes that as the fund grows through new investments and asset appreciation, its ratio of other expenses without reflecting Standish's subsidization will continue to fall until it is in line with the expenses ratios of comparable funds. For that reason, Standish has voluntarily decided to maintain its existing cap on the fund's total expense ratio at 1.00%, which is in line with the median fund. This cap is voluntary and may be modified or removed at any time. Standish understands that with the cap in place, the proposed fee increase would not translate into higher investment advisory fees for the fund. Standish is seeking your approval for a fee increase at this time, however, because Standish believes that it will be important to be able to draw upon the increased fees in the future as the fund's other expenses decline in order to respond to the increased complexity, competition and costs involved in managing a small cap equity fund as discussed above.

      The fee increase is proposed and recommended for your approval only after careful consideration by Standish and your board of trustees. Standish and your fund's board of trustees, including the trustees who are not interested persons of the fund, the Portfolio or Standish, have determined that the proposed fee increase is fair and reasonable. (For a discussion of the deliberations of the board, see "Factors Considered by the Trustees" below.) Standish and your board recommend that you vote in favor of this proposal.

Terms of existing and proposed contracts

      Except for the different advisory fee rates, effective dates and renewal dates, the terms of the existing and proposed contracts are substantially identical. The form of the proposed contract is attached to this proxy statement as Exhibit A. The following summary of the terms of the proposed contract is qualified in its entirety by reference to the attached form of the proposed contract.

      Advisory Services. Under the terms of both the existing and proposed contracts Standish is responsible for providing continuously an investment program for the Portfolio, consistent with the Portfolio's investment objective, policies and restrictions and subject to the supervision and approval of the trustees. Specifically, Standish is required to determine what investments shall be purchased, held, sold or exchanged by the Portfolio and what portion, if any, of the Portfolio's assets will be held uninvested and to make changes in the Portfolio's investments. Standish also manages, supervises and conducts the other affairs and business of the Portfolio.

      The Portfolio's portfolio managers are Nicholas S. Battelle, who has been primarily responsible for the day-to-day management of the Portfolio's portfolio since the Portfolio's inception in December 1996, and Andrew J. Beja, who has assisted Mr. Battelle in managing the Portfolio's portfolio since March 1996. Whether or not the proposed contract is approved, it is intended that Messrs. Battelle and Beja would continue to serve as the portfolio managers. During the past five years, Mr. Battelle has served as a Director of Standish and Mr. Beja has served as a vice president and senior analyst of Standish and, prior to 1996, he was an analyst at Advest, Inc.

      Standard of care. Under each contract, Standish is not liable for any loss incurred in connection with the performance of its duties, or action taken or omitted under the contract or for any losses which may be sustained in the acquisition, holding or disposition of any security or other investment unless resulting from Standish's willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the contract.

      Expenses. Under the terms of both the existing and proposed contract, the Portfolio bears the expenses of its operations, including among other things, legal and auditing services, taxes and governmental fees, certain insurance premiums, costs of notices and reports to interest holders, preparation and filing of registration and financial statements, bookkeeping and share pricing expenses, fees and disbursements of the Portfolio's custodian, and interest and other like expenses properly payable by the Portfolio. The Portfolio in turn allocates its expenses to its interestholders, including the fund. Standish may from time to time voluntarily agree not to impose all or a portion of its fee or otherwise take action to reduce expenses of the Portfolio and/or the fund. Any such voluntary fee limitation or expense reduction may be discontinued or modified by Standish at any time.

      Standish has temporarily and voluntarily agreed to limit the fund's expenses to 1.00% of the fund's average daily net assets.

      Advisory Fees: Existing contract. As noted above, as compensation for its services and the assumption of certain expenses which Standish incurs on behalf of the Portfolio, the Portfolio pays Standish an annual investment advisory fee under the existing contract equal to 0.60% of the Portfolio's average daily net assets. This fee is computed daily and paid monthly. As an interestholder in the Portfolio, the fund indirectly bears its pro rata share of the investment advisory fee paid by the Portfolio to Standish.

      Advisory Fees: Proposed contract. Under the proposed contract, as compensation for its services and the assumption of certain expenses which Standish incurs on behalf of the Portfolio, the Portfolio would pay Standish an annual investment advisory fee equal to 0.80% of the Portfolio's average daily net assets. The fee would be computed daily and paid monthly. As an interestholder in the Portfolio, the fund indirectly bears its pro rata share of the investment advisory fee paid by the Portfolio to Standish. Accordingly, this fee represents an increase in the investment advisory fee rate payable to Standish of 0.20% annually over the rate under the existing contract. For information on investment advisory fees paid by other funds managed by Standish with similar objectives, see the Appendix to this proxy statement.

      The effective date of the proposed contract is expected to be January 31, 2000 (the "effective date"). Accordingly, the new fee will take effect on the effective date if the proposed contract is approved at the meeting of shareholders.

Effect of the new investment advisory fee

      Set forth below is a table showing the dollar amount of actual investment advisory fees paid by the Portfolio and thus, indirectly by the fund, during the fiscal year ended September 30, 1999 under the existing contract and the dollar amount of fees that would have been paid under the proposed contract. The table also shows the differences (expressed as a percentage of the existing fee and in dollar terms) between the amount that would have been paid under the proposed contract and the amount actually paid under the existing contract. Also set forth below is a comparative fee table showing the amount of fees and expenses borne directly by the fund as a percentage of average daily net assets during the fiscal year ended September 30, 1999 and the amount of fees and expenses shareholders would have paid if the proposed contract had been in effect. The figures shown for the new fee represent the amounts that actually would have been paid under the proposed contract during the 12 months ended September 30, 1999. At September 30, 1999, the fund had net assets of approximately $44 million.

                 DOLLAR AMOUNT OF INVESTMENT ADVISORY FEES PAID
                     (fiscal year ended September 30, 1999)

                                                                                     Difference from Amount Paid under
                                                                                             Existing Contract
                                                                                     ---------------------------------

                                                        Existing       Proposed      as a percentage of
                                                        Contract       Contract       the existing fee      in dollars
                                                        --------       --------      ------------------     ----------
Amount of Fees Paid or that Would Have Been Paid        $173,628       $231,504             +33.3%           +$57,876

Amount of Fees Paid or that Would Have Been Paid
     (After waiver or reimbursement)*                   $121,138       $121,138                 0                 +$0

----------
* Because Standish voluntarily capped operating expenses during the fiscal year ended September 30, 1999, Standish reduced its advisory fee payable by the Portfolio and reimbursed certain of the fund's other expenses.

The increase in expenses resulting from the increase in the investment advisory fee, prior to imposition of the expense cap, would amount to 20 cents on each $100 invested in the fund.

                              COMPARATIVE FEE TABLE

                              INSTITUTIONAL CLASS*

                     (fiscal year ended September 30, 1999)

      Annual Fund Operating Expenses
      (as a percentage of average net assets)

                                                         Existing       Proposed
                                                         Contract       Contract
                                                         --------       --------
      Management Fee                                       0.60%          0.80%

      Distribution and Service (12b-1) Fee                 0.00%          0.00%

      Other Expenses                                       0.58%          0.58%
                                                         --------       --------

      Total Annual Fund Operating Expenses                 1.18%          1.38%

      Because Standish has agreed to cap the fund's operating expenses at 1.00%, the fund's actual expenses were or would have been:

             Management fee                                0.60%          0.80%

             Other expenses                                0.40%          0.20%

             Total annual fund operation expenses          1.00%          1.00%
                                                         --------       --------

      This cap may be changed or eliminated at any time.

Examples

      The following examples help you compare the costs of investing in the fund currently under the existing contract and after giving effect to the fee increase reflected in the proposed contract with the cost of investing in other mutual funds. They assumes that: a) you invest $10,000 in the fund for the time periods shown, b) you reinvest all dividends and distributions, c) your investment has a 5% return each year and d) the fund's operating expenses remain the same and does not give effect to the voluntary expense cap by Standish.

         Number of years you
           own your shares       Existing Contract  Proposed Contract
               1 year                   $120              $140
               3 years                  $336              $355
               5 years                  $568              $586
               10 years               $1,232            $1,240

The following examples show the same information but give effect to the voluntary expense cap by Standish.

         Number of years you
           own your shares       Existing Contract  Proposed Contract
               1 year                   $102              $102
               3 years                  $318              $318
               5 years                  $552              $552
               10 years               $1,225            $1,225

Other provisions of the existing and proposed contracts

Miscellaneous

      The existing contract was first approved by the Portfolio's board on October 5, 1996 and was approved by the fund, as the Portfolio's sole initial shareholder on October 5, 1996 in connection with the Portfolio's and fund's organization. Its renewal was most recently approved by the board at a meeting held October 12, 1999 with such renewal to expire on the earlier of one year or, if the proposal is approved by shareholders, the effective date of the proposed contract. The existing contract is renewable annually by the vote of a majority of the Portfolio Trust's board, including a majority of the trustees who are not "interested persons" (as defined in the 1940 Act), the Portfolio or Standish, cast in person at a meeting called for the purpose of voting on such renewal.

      If approved, the proposed contract will become effective on January 31, 2000 (or if approved after that date, on the first day of the first month following the approval date) and will continue in effect until January 31, 2002 and thereafter will continue from year to year subject to annual approval by the board of trustees in the same manner as the existing contract. The existing contract and the proposed contract terminate if assigned (as defined in the 1940
Act) and may be terminated without penalty by either party (by vote of the Portfolio's board or by a vote of a majority of the outstanding voting securities of the Portfolio), upon 60 days' written notice.

Additional information pertaining to Standish

      For additional information concerning the management, ownership structure, affiliations, brokerage policies and certain other matters pertaining to Standish, see the Appendix to this proxy statement.

Factors considered by the trustees

      The trustees of the fund and the Portfolio Trust determined that the terms of the proposed contract are fair and reasonable and that approval of the proposed contract is in the best interests of the Portfolio and its interestholders and the fund and its shareholders. The boards of trustees of the Trust and Portfolio are identical. In their discussions, the trustees who are not "interested" persons of the fund, the Portfolio or Standish were advised by their own legal counsel. Prior to approving the proposed contract, the trustees who are not "interested" persons of the fund, the Portfolio or Standish first met privately with their counsel on September 21, 1999. These trustees again met privately with their counsel in the course of the October 12, 1999 meetings of the full boards of trustees.

      In connection with their deliberations, the trustees requested and were furnished with substantial information to assist in their evaluation. This information included a comparison of the Portfolio's present and proposed investment management fees and expense ratios and the fund's present and proposed expense ratios, in each with those of other mutual funds in its peer group. This information indicated that the present fee was well below the median among mutual funds in the fund's competitive universe and that, with the proposed fee increase, the investment advisory fee would still be somewhat below the median. Standish also provided information comparing the fund's investment performance with the fund's benchmark, the Russell 2000 Growth Index, and with competitive funds which indicated that the fund had generally outperformed the benchmark and the median fund in its competitive universe. The trustees also considered the fund's total expense ratio, the fact that the ratio without regard to Standish's voluntary expense cap would be above that of the median fund in the competitive universe and how the cap affects the actual advisory fees paid by the Portfolio, and thus the fund, relative to the median fund.

      In addition, Standish provided information indicating that it is incurring losses in managing the fund and the Portfolio at the current fee level and that the current domestic small capitalization equity market is marked by various factors which tend to increase Standish's costs. These factors include: (i) growing complexity (both in the increasing number of issuers Standish must follow, including significant growth in the number of initial public offerings, and the highly technical nature of products and services most of these companies provide); (ii) a high level of competition among a growing number of funds in this category for assets, top performance rankings and quality investment personnel; and (iii) steeply rising costs related to the employment of additional quality investment consultants, investments in information technology and the effect of competition on compensation packages necessary to attract and retain quality personnel.

      As a result of their deliberations, and taking in consideration the information provided, the trustees determined that Standish's request for a fee increase was reasonable.

Trustees' recommendation

      At the meetings on October 12, 1999, the trustees of the fund and the Portfolio Trust, including all of the trustees who are not "interested persons" of the fund, the Portfolio or Standish, unanimously concluded that the fee was fair and reasonable and in the best interests of the Portfolio's interestholders and the fund's shareholders, and by a vote cast at the meeting, unanimously approved and voted to recommend to the interestholders of the Portfolio and shareholders of the fund that they approve the proposal to adopt the proposed contract.

Required vote

      Adoption of this Proposal requires the approval of a majority of the outstanding voting securities of the fund, which under the 1940 Act, means the affirmative vote of the lesser of (i) 67% or more of the shares of the fund represented at the meeting, if at least 50% of all outstanding shares of the fund are represented at the meeting, or (ii) 50% or more of the outstanding shares of the fund entitled to vote at the meeting (a "1940 Act majority vote").

      If this Proposal is not approved by the shareholders of the fund (and subsequently by interestholders in the Portfolio), the existing contract will continue in effect.

      For the reasons set forth above, the trustees of your fund recommend that shareholders vote in favor of the proposed contract.

                      INFORMATION CONCERNING THE MEETING

Outstanding shares and quorum

      As of October 18, 1999, there were 1,179,192.219 shares of beneficial interest of the fund outstanding. Only shareholders of record on October 18, 1999 are entitled to notice of and to vote at the meeting. A majority of the outstanding shares of the fund that are entitled to vote will constitute a quorum for the transaction of business.

Ownership of shares of the fund

      To the knowledge of the fund, as of October 18, 1999, the following persons owned of record or beneficially 5% or more of the outstanding shares of the fund.

                                               Number of shares owned and
Shareholder                                    percentage of total shares outstanding
-----------                                    --------------------------------------
Kenyon College Balanced Fund                   224,781.199                     19%
Wentworth Institute of Technology              127,534.130                     11%
Charles Schwab & Co.                           104,253.273                      9%
Stephen Phillips Memorial Charitable Trust      69,946.171                      6%

      As of October 18, 1999, the Fund owned [99.99%] of the outstanding shares of the Portfolio. The trustees and officers of the Trust and the Portolio Trust owned as a group less than 1% of the shares of the fund as of October 18, 1999.

Shareholder proposals

      Neither your fund nor the Portfolio is required to hold annual meetings of shareholders and neither currently intends to hold a meeting of shareholders in 2000. A shareholder proposal intended to be presented at a future annual meeting must be received by the fund or Portfolio a reasonable time before the fund prepares proxy materials relating to such a meeting.

Proxies, quorum and voting at the meeting

      Any shareholder who has given his or her proxy to someone has the power to revoke that proxy at any time prior to its exercise by executing a superceding proxy or by submitting a notice of revocation to the secretary of the Trust. In addition, although mere attendance at the meeting will not revoke a proxy, a shareholder present at the meeting may vote in person and, by voting in person, shall be deemed to have revoked any previously granted proxy. All properly executed and unrevoked proxies received in time for the meeting will be voted in accordance with the instructions contained in the proxies. If no instruction is given, the persons named as proxies will vote the shares represented thereby in favor of the proposal described above and will use their best judgment in connection with the transaction of such other business as may properly come before the meeting or any adjournment thereof.

      In the event that at the time any session of the meeting is called to order a quorum is not present in person or by proxy, the persons named as proxies may vote those proxies which have been received to adjourn the meeting to a later date. In the event that a quorum is present but sufficient votes in favor of any of the proposal have not been received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies with respect to the proposal. Any such adjournment will require the affirmative vote of more than one half of the shares of the fund present in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote those proxies which they are entitled to vote in favor of any such proposal in favor of such an adjournment and will vote those proxies required to be voted against any such proposal against any such adjournment. A shareholder vote may be taken on one or more of the proposals in the proxy statement prior to such adjournment if sufficient votes for its approval have been received and it is otherwise appropriate. Such vote will be considered final regardless of whether the meeting is adjourned to permit additional solicitation with respect to any other proposal.

      Shares of your fund represented in person or by proxy, including shares which abstain or do not vote with respect to a proposal, will be counted for purposes of determining whether there is a quorum at the meeting. Accordingly, an abstention from voting has the same effect as a vote against a proposal.

      However, if a broker or nominee holding shares in "street name" indicates on the proxy card that it does not have discretionary authority to vote on a proposal, those shares will not be considered present and entitled to vote on that proposal. Thus, a "broker non-vote" has no effect on the voting in determining whether a proposal has been adopted in accordance with a vote that may be approved by less than a majority of the outstanding share of the fund, if more than 50% of the outstanding shares (excluding the "broker non-votes") are present or represented at the meeting. However, for purposes of determining whether a proposal has been adopted in accordance with a vote that requires approval by holders of at least a majority of the outstanding shares of the fund, a "broker non-vote" has the same effect as a vote against that proposal because shares represented by a "broker non-vote" are considered to be outstanding shares.

Other business

      While the meeting has been called to transact any business that may properly come before it, the only matters that the trustees intend to present is the investment advisory agreement proposal stated in the attached notice of special meeting of shareholders and described in this proxy statement. However, if any additional matters properly come before the meeting, and on all matters incidental to the conduct of the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on such matters unless instructed to the contrary.

Method of solicitation and expenses

      The cost of preparing, assembling and mailing this proxy statement, the attached notice and the accompanying proxy card will be borne by Standish. In addition to soliciting proxies by mail, Standish may, at Standish's expense, have one or more of the Trust's officers, representatives or compensated third-party agents, aid in the solicitation of proxies by personal interview or telephone and telegraph and may request brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of the shares held of record by such persons.

      Persons holding shares as nominees will be reimbursed by Standish, upon request, for the reasonable expenses of mailing soliciting materials to the principals of the accounts.

                                   APPENDIX

Additional information pertaining to Standish

      Ownership and Control of Standish. Edward H. Ladd is the Chairman of the Board of Directors and Managing Director of Standish. George W. Noyes is the President, Chief Executive Officer and a Managing Director of Standish. Paul W. Martins is the Vice President-Finance and Treasurer of Standish. The following, constituting all of the Directors and all of the shareholders of Standish, are Standish's controlling persons: Caleb F. Aldrich, Nicholas S. Battelle, David H. Cameron, Karen K. Chandor, D. Barr Clayson, W. Charles Cook, Joseph M. Corrado, Richard C. Doll, Dolores S. Driscoll, Maria D. Furman, James E. Hollis III, Raymond J. Kubiak, Edward H. Ladd, Laurence A. Manchester, George W. Noyes, Arthur H. Parker, Howard B. Rubin, Austin C. Smith, Thomas P. Sorbo, David C. Stuehr, Ralph S. Tate, Michael W. Thompson and Richard S. Wood.

      The trustees and officers of the Trust who are also directors, officers or employees of Standish are listed below. The address of each such person, and of each person who is an officer or director of Standish, is c/o Standish, Ayer & Wood, Inc., One Financial Center, Boston, Massachusetts 02111.

Directors, officers and employees of Standish who are also trustees and officers of the Trust:

Name                     Position held With the Trust   Position with Standish
----------------------   ----------------------------   ------------------------

D. Barr Clayson          Vice President and Trustee     Vice President and
                                                        Managing Director

Edward H. Ladd           Vice President and Trustee     Chairman of the Board
                                                        and Managing Director

Richard S. Wood          President, Chief               Vice President,
                         Executive Officer and          Secretary and Managing
                         Trustee                        Director

James E. Hollis III      Executive Vice President       Vice President and
                                                        Director

Paul G. Martins          Vice President, Treasurer      Vice President - Finance
                         and Chief Financial            and Treasurer
                         Officer

Beverly E. Banfield      Vice President                 Associate Director, Vice
                                                        President and Chief
                                                        Compliance Officer

Lavinia B. Chase         Vice President                 Vice President and
                                                        Associate Director

Anne P. Herrmann         Vice President and             Assistant Vice President
                         Secretary                      and Senior Fund
                                                        Administration Manager

Denise B. Kneeland       Vice President                 Vice President and
                                                        Manger, Mutual Fund
                                                        Operations

Tami M. Pester           Vice President                 Assistant Compliance
                                                        Manager and Compliance
                                                        Officer

Rosalind J. Lillo        Vice President                 Broker/Dealer
                                                        Administrator

Deborah Rafferty-Maple   Vice President                 Financial Planner and
                                                        Registered Investment
                                                        Networks Marketing
                                                        Manager

The principal occupation of each principal executive officer and director of Standish is as an employee of Standish.

Administrative services provided to the fund by Standish

      Standish also serves as the administrator to the fund pursuant to a written administration agreement between Standish and the Trust on behalf of the fund. As administrator, Standish manages the affairs of the fund and provides all necessary office space and the services of executive personnel in order to administer the affairs of the fund. Standish does not currently receive any additional compensation for these services.

Services provided to the fund by affiliates of Standish

      Standish Funds Distributor, L.P. ("SFD") serves as the fund's principal underwriter. SFD receives no compensation for these services. The address of SFD is One Financial Center, Boston, Massachusetts 02111.

Similar funds advised by Standish

      Standish serves as the investment adviser to the following funds with investment objectives similar to your fund's objective:

Name of fund
(net assets as of 9/30/99)               Assets       Annual Advisory Fee    Fee After Waivers
-----------------------------------   ------------    -------------------    -----------------
Small Cap Equity Portfolio            $147,434,306            0.60%                 0.54%

Small Cap Tax-Sensitive Equity Fund   $143,074,655            0.60%*                0.59%

----------
      *On October 12, 1999 the board of trustees of the Trust also approved, and recommended to the shareholders of Small Cap Tax-Sensitive Equity Fund that they approve, an increase in this fee from 0.60% to 0.80%.

      Portfolio Transactions. All orders for the purchase or sale of portfolio securities are placed on behalf of the Portfolio by Standish pursuant to authority contained in the existing contract. In selecting brokers or dealers, Standish considers factors relating to execution on the best overall terms available, including, but not limited to, the size and type of the transaction; the nature and character of the markets of the security to be purchased or sold; the execution efficiency, settlement capability and financial condition of the dealer; the dealer's execution services rendered on a continuing basis; and the reasonableness of any dealer spreads.

      Standish may select broker-dealers which provide brokerage and/or research services to the Portfolio and/or other investment companies or institutional or other accounts managed by Standish. Such research services must provide lawful and appropriate assistance to Standish in the performance of its investment decision-making responsibilities and could include advice concerning the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or the purchasers or sellers of securities; providing stock quotation services, credit rating service information and comparative fund statistics; furnishing analysis, electronic information services, manuals and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and performance of accounts and particular investment decisions; and effecting securities transactions and performing functions incidental thereto (such as clearance and settlement).

      If Standish determines in good faith that the amount of commissions charged by a broker-dealer is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, the Portfolio may pay commissions to such broker-dealer in an amount greater than the amount another firm may charge. This information might be useful to Standish in providing services to the Portfolio as well as to other investment companies or accounts advised by Standish, although not all of such research may be useful to the Portfolio. Conversely, such information provided to Standish by brokers and dealers through whom other clients of Standish effect securities transactions might be useful to Standish in providing services to the Portfolio. The receipt of such research is not expected to reduce Standish's normal independent research activities; however, it enables Standish to avoid the additional expense which might otherwise be incurred if it were to attempt to develop comparable information through its own staff.

                                                                       EXHIBIT A

                          INVESTMENT ADVISORY AGREEMENT

      AGREEMENT made as of this 31st day of January, 2000, between Standish, Ayer & Wood Master Portfolio, an unincorporated business trust organized under the laws of the State of New York (the "Trust"), and Standish, Ayer & Wood, Inc., a Massachusetts corporation (the "Adviser").

WITNESSETH:

      WHEREAS, the Trust is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the assets held by the Trustees of the Trust may be divided into separate funds, each with its own separate investment portfolio, investment objectives, policies and purposes; and

      WHEREAS, the Adviser is engaged in the business of rendering investment advisory and management services, and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

      WHEREAS, the Trust desires to retain the Adviser to furnish investment advisory services to Standish Small Capitalization Equity Portfolio II (the "Portfolio"), a separate series of the Trust, and the Adviser is willing to furnish such services;

      NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

      1. Appointment of the Adviser. The Trust hereby appoints the Adviser to act as investment adviser of the Portfolio for the period and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Adviser shall for all purposes herein be deemed an independent contractor and shall, unless expressly otherwise provided, have no authority to act for or represent the Portfolio in any way nor shall otherwise be deemed an agent of the Portfolio.

      2. Duties of the Adviser.

            (a) The Adviser, at its expense, will furnish continuously an investment program for the Portfolio, will determine, subject to the overall supervision and review of the Trustees of the Trust, what investments shall be purchased, held, sold or exchanged by the Portfolio and what portion, if any, of the assets of the Portfolio will be held uninvested, and shall, on behalf of the Trust, make changes in the investments of the Portfolio. Subject always to the supervision of the Trustees of the Trust and to the provisions of the Trust's Agreement and Declaration of Trust and Bylaws and of the 1940 Act, the Adviser will also manage, supervise and conduct the other affairs and business of the Portfolio and matters incidental thereto. Notwithstanding the foregoing, the Adviser shall not be required to perform any such non-investment advisory services that may, in the opinion of counsel to the Trust, cause the Portfolio to be engaged in a "trade or business within the United States", as such term is used in Section 864 of the Internal Revenue Code of 1986, or any successor statute. The Adviser, and any affiliates thereof, shall be free to render similar services to other investment companies and other clients and to engage in other activities, so long as the services rendered hereunder are not impaired.

            (b) The Portfolio shall bear the expenses of its operations, including legal and auditing services, taxes and governmental fees, certain insurance premiums, costs of notices and reports to interestholders, typesetting and printing of registration and financial statements for regulatory purposes and for distribution to existing and prospective interestholders, bookkeeping and interest pricing expenses, fees and disbursements of the Trust's custodian, administrator, transfer and dividend disbursing agent or registrar, or interest and other like expenses properly payable by the Trust.

      3. Compensation of the Adviser.

            (a) As full compensation for the services and facilities furnished by the Adviser under this Agreement, the Trust agrees to pay to the Adviser a fee equal at the annual rate to 0.80% of the Portfolio's average daily net assets. Such fees shall be accrued when computed and payable monthly. For purposes of calculating such fees, the Portfolio's average daily net asset value shall be determined by taking the average of all determinations of net asset value made in the manner provided in the Portfolio's current registration statement.

            (b) The compensation payable to the Adviser hereunder for any period less than a full month during which this Agreement is in effect shall be prorated according to the proportion which such period bears to a full month.

      4. Limitation of Liability of the Adviser. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio in connection with any investment policy or the purchase, sale or retention of any securities on the recommendation of the Adviser; provided, however, that nothing herein contained shall be construed to protect the Adviser against any liability to the Portfolio by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under this Agreement.

      5. Term and Termination.

            (a) This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is approved annually (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio, and, in either event, (ii) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

            (b) This Agreement may be terminated at any time without the payment of any penalty by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio or by the Adviser, on sixty days' written notice to the other parties.

            (c) This Agreement shall automatically and immediately terminate in the event of its assignment as defined in the 1940 Act.

      6. Limitation of Liability. The term "Standish, Ayer & Wood Master Portfolio" means and refers to the Trustees from time to time serving under the Agreement and Declaration of Trust of the Trust dated January 18, 1996, as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, interestholders, nominees, officers, agents or employees of the Trust, personally, but shall bind only the trust property of the Trust as provided in the Agreement and Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and interestholders of the Portfolio and this Agreement has been signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees and interestholders nor such execution and delivery by such officer shall be deemed to have been made by any of them, but shall bind only the trust property of the Trust as provided in the Agreement and Declaration of Trust.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                   STANDISH, AYER & WOOD MASTER PORTFOLIO
                                   on behalf of Standish Small Captialization
                                   Equity Portfolio II

Attest:

                                   By:
--------------------------             -------------------------------------
                                   Its:
                                       -------------------------------------

                                   STANDISH, AYER & WOOD, INC.

Attest:

                                   By:
--------------------------             -------------------------------------
                                   Its:
                                       -------------------------------------

                                  PROXY BALLOT
                  STANDISH SMALL CAPITALIZATION EQUITY FUND II
                                   a series of
                     STANDISH, AYER & WOOD INVESTMENT TRUST

PROXY                                                                      PROXY

--------------------------------------------------------------------------------

The undersigned, revoking all prior proxies, hereby appoints Beverly E. Banfield, Edward H. Ladd and Richard S. Wood, or any of them individually, as proxies, with full powers of substitution, to vote for the undersigned at the Special Meeting of Shareholders of Standish Small Capitalization Equity Fund II (the "Fund"), a series of Standish, Ayer & Wood Investment Trust (the "Trust"), to be held at the offices of Standish, Ayer & Wood, Inc., One Financial Center, 26th Floor, Boston, Massachusetts 02111, on December 20, 1999, at 2:00 p.m., Boston time, or at any adjournment thereof, notice of which meeting and the Proxy Statement accompanying the same have been received by the undersigned, upon the following matters as described in the Notice of Special Meeting and accompanying Proxy Statement:

            (a) TO CONSIDER AND ACT UPON A PROPOSAL TO AUTHORIZE THE FUND TO APPROVE A NEW INVESTMENT ADVISORY AGREEMENT BETWEEN STANDISH, AYER & WOOD MASTER PORTFOLIO, ON BEHALF OF ITS SERIES, STANDISH SMALL CAPITALIZATION EQUITY PORTFOLIO II, AND STANDISH, AYER & WOOD, INC. INCREASING THE RATE AT WHICH FEES ARE PAID TO STANDISH.

      |_| FOR                    |_| AGAINST                |_| ABSTAIN

            (b) TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Said proxies will vote this proxy as directed, or if no direction is indicated, for the proposal unless authority to do so is specifically withheld in the manner provided.

                                                Dated:___________________, 1999

                                                Note: The undersigned hereby
                                                acknowledges receipt of the
                                                Notice of Meeting and proxy
                                                statement and revokes any proxy
                                                given previously with respect to
                                                the votes covered by this proxy.

                                                --------------------------------

[Label identifying shareholder account]         --------------------------------

                                                --------------------------------
                                                           Signature(s)

                                                --------------------------------
                                                        Print name, title

      In signing, please write name(s) exactly as your account is registered. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES AND SHOULD BE RETURNED AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED